Exhibit 3.8

Articles of Organization

Limited-Liability Company

(PURSUANT TO NRS 86)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Limited Liability Company:	Cumulus Broadcasting LLC
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	National Registered Agents, Inc. of NV
Name
	1000 East William Street, Suite 204	Carson City	NEVADA	89701
	Physical Street Address	City		Zip Code

	Additional Mailing Address	City	State	Zip Code
3. Dissolution Date: (OPTIONAL–see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual): Perpetual
4. Management: (check one)	Company shall be managed by X Manager(s) OR Members
5. Names, Addresses of Manager(s) or Members: (attach additional pages as necessary)	Lewis W. Dickey, Jr.
Name
	3535 Piedmont Road, Bldg. 14, Suite 1400	Atlanta	GA	30305
	Address	City	State	Zip Code

Name

	Address	City	State	Zip Code

Name

	Address	City	State	Zip Code

6. Names, Addresses and Signatures of Organizers: (if more than one organizer, please attach additional page)	Richard S. Denning
	Name	Signature
	3535 Piedmont Road, Bldg. 14, Suite 1400	Atlanta	GA	30305
	Address	City	State	Zip Code
7. Certificate of Acceptance of appointment of Resident Agent:	National Registered Agents, Inc. of NV
I hereby accept appointment as Resident Agent for the above named limited liability company.
	Charles Coyle-Asst. Secy.		12-24-2003
	Authorized Signature of R.A. or On Behalf of R.A. Company		Date

ADDITIONAL INFORMATION AS REQUIRED PURSUANT TO

NRS §§ 92A.205(4) AND 92A.240

8. Name of Constituent Entity	Cumulus Broadcasting, Inc.
9. Jurisdiction of Constituent Entity	Nevada
10. Effective Date	Date on which existence of Cumulus Broadcasting LLC is to begin: December 31, 2003 at 8:58 p.m. Pacific Time (11:58 p.m. Eastern Time)